Exhibit 99.1

AudioEye Announces Growth Equity Financing of $6.5 million

TUCSON, Ariz., July 31, 2018 /PRNewswire/ -- AudioEye, Inc. (OTCQB: AEYE) ("AudioEye" or the "Company"), the leader in cloud-based software-as-a-service (SaaS) digital content accessibility solutions, today announced the pricing of a private placement of 26,000,000 shares of its common stock at a price of $0.25 per share. In connection with the offering, certain directors, executive officers and affiliates of the Company agreed to purchase, in the aggregate, approximately 10% of the offering. The gross proceeds to AudioEye from the private placement are expected to be approximately $6.5 million. AudioEye intends to use the net proceeds from this offering to accelerate its strategic partner business. The private placement is expected to close on or about August 6, 2018, subject to the satisfaction of customary closing conditions.

AudioEye Executive Chairman, Dr. Carr Bettis, comments, "This financing introduces a core institutional shareholder base to the Company as we continue to scale the business up. Together with our anticipated uplisting to Nasdaq and reverse stock split, this capital will position the Company to ramp up its efforts to provide sustainable digital content accessibility solutions globally."

B. Riley FBR, Inc. acted as sole placement agent for the offering.

The securities described above have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state or other jurisdiction's securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state or other jurisdictions' securities laws. The Company has agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock to be issued and sold in the private placement. If any shares are unable to be included on the initial registration statement, AudioEye has agreed to file subsequent registration statements until all the shares have been registered. The registration rights agreement imposes certain customary cash penalties on AudioEye for, among other things, its failure to file the initial registration statement within 30 days of closing.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About AudioEye, Inc.

AudioEye is a technology company serving businesses committed to providing equal access to their digital content. Through patented technology, subject matter expertise and proprietary processes, AudioEye is transforming how the world experiences digital content. Leading with technology, AudioEye identifies and resolves issues of accessibility and enhances the user experience, making digital content more accessible and more usable for more people.

Forward-Looking Statements

Any statements in this press release about AudioEye's expectations, beliefs, plans, objectives, prospects, financial condition, assumptions or future events or performance are not historical facts and are "forward-looking statements" as that term is defined under the federal securities laws. These statements are often, but not always, made through the use of words or phrases such as "believe", "anticipate", "should", "intend", "plan", "will", "expects", "estimates", "projects", "positioned", "strategy", "outlook" and similar words. You should read the statements that contain these types of words carefully. Such forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause actual results to differ materially from what is expressed or implied in such forward-looking statements, including the effectiveness of the reverse stock split, including FINRA's and NASDAQ's approval thereof, the Company's plans to list its common stock on NASDAQ and the impact the reverse stock split or any such listing may have on the Company's business, prospects and/or stock price. There may be events in the future that AudioEye is not able to predict accurately or over which AudioEye has no control. Other risks are described more fully in AudioEye's filings with the Securities and Exchange Commission. Forward-looking statements reflect management's analysis as of the date of this press release and AudioEye urges you not to place undue reliance on these forward-looking statements. AudioEye does not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or uncertainties after the date hereof or to reflect the occurrence of unanticipated events.

For Further information, please contact:

Matt Kreps, Darrow Associates Investor Relations
Email: mkreps@darrowir.com
Phone: (214) 597-8200

Todd Bankofier, AudioEye Chief Executive Officer
Email: tbankofier@audioeye.com
Phone: (520) 308-6140